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                                                                     Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-8 (No. 33-34019 and No. 333-01019) of Calgon Carbon Corporation of our report dated February 8, 2000, relating to the financial statements, which appears on page 18 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP
600 Grant Street
Pittsburgh, PA 15219-2793
March 27, 2000